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                                   EXHIBIT 5
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                                  LAW OFFICES


                          DRINKER BIDDLE & REATH LLP

                      PHILADELPHIA NATIONAL BANK BUILDING
                             1345 CHESTNUT STREET
                         PHILADELPHIA, PA  19107-3496
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757


                                March 17, 1998


Eastern Environmental Services, Inc.
1000 Crawford Place
Mt. Laurel, NJ 08054

Gentlemen:

          We have acted as counsel to Eastern Environmental Services, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement) relating to 5,000,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1997 Stock Option Plan (the "Plan").

          In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company as amended through the effective date of the Registration Statement, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

          In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

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          Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors and stockholders of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,


                              /s/ DRINKER BIDDLE & REATH LLP
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                              DRINKER BIDDLE & REATH LLP

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